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                                                                    EXHIBIT 99.2



PRICEWATERHOUSECOOPERS [LOGO]




MILLENNIUM
CONTRIBUTED BUSINESS
STATEMENTS OF INCOME AND CASH FLOWS
FOR THE ELEVEN MONTHS ENDED
NOVEMBER 30, 1997






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PRICEWATERHOUSECOOPERS [LOGO]




                        Report of Independent Accountants



July 9, 1998


In our opinion, the accompanying statements of income and cash flows present fairly, in all material respects, the financial results of the Millennium Contributed Business for the eleven months ended November 30, 1997, in conformity with generally accepted accounting principles. The statements of income and cash flows are the responsibility of the Company's management; our responsibility is to express an opinion on these statements of income and cash flows based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the statements of income and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income and cash flows, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation. We believe that our audit of the statements of income and cash flows provides a reasonable basis for the opinion expressed above.



PRICEWATERHOUSECOOPERS LLP



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MILLENNIUM CONTRIBUTED BUSINESS
STATEMENT OF INCOME
FOR THE ELEVEN MONTH PERIOD ENDED NOVEMBER 30, 1997
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    NOVEMBER 30,
                                                                       1997
                                                                    ------------
Net sales                                                           $ 1,785,620

Operating costs and expenses:
    Cost of sales                                                     1,341,115
    Selling, general and administrative expenses                        135,917
                                                                    -----------

    Operating income                                                    308,588

Other income (expense):
    Interest income                                                         219
    Interest expense                                                    (65,732)
                                                                    -----------

    Income before taxes                                                 243,075

Provision for income taxes                                               96,422
                                                                    -----------

Net income                                                          $   146,653
                                                                    ===========




The accompanying notes are an integral part of these financial statements.



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MILLENNIUM CONTRIBUTED BUSINESS
STATEMENT OF CASH FLOWS
FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    NOVEMBER 30,
                                                                        1997
                                                                    ------------
Cash flow from operating activities:
       Net income                                                      $ 146,653
       Adjustments to reconcile net income to net cash
        provided by operating activities:
             Depreciation of property, plant and equipment                70,990
             Amortization of Goodwill                                     54,431
       Changes in assets and liabilities:
             Accounts receivable                                         230,560
             Inventories                                                  13,171
             Accounts payable                                            (53,000)
             Accrued expenses                                            (32,927)
             Other                                                         2,826
                                                                       ---------

                   Net cash provided by operating activities             432,704

Cash flows from investing activities:
       Capital expenditures                                              (41,245)
                                                                       ---------

                   Net cash used in investing activities                 (41,245)

Cash flows from financing activities:
       Net transactions with parent                                     (386,459)
       Repayment of long-term debt                                        (5,000)
                                                                       ---------

                   Net cash provided by (used in)
                       financing activities                             (391,459)

Net (decrease) increase in cash and cash equivalents                         --
Cash and cash equivalents at beginning of period                             --
                                                                       ---------
Cash and cash equivalents at end of period                             $     --
                                                                       =========





   The accompanying notes are an integral part of these financial statements.



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MILLENNIUM CONTRIBUTED BUSINESS

NOTES TO FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 1 -- DESCRIPTION OF THE CONTRIBUTED BUSINESS AND OPERATIONS

Pursuant to a partnership agreement (the "Partnership Agreement"), Millennium Chemicals Inc. ("Millennium") and Lyondell Petrochemical Company (Lyondell") formed Equistar Chemicals, LP ("Equistar" or the "Partnership"), a Delaware limited partnership, which commenced operations on December 1, 1997. Equistar is 57% owned by Lyondell and 43% owned by Millennium. The Lyondell interest is owned through two wholly-owned subsidiaries, Lyondell Petrochemical G.P. Inc. ("Lyondell GP") and Lyondell Petrochemical L.P. Inc. ("Lyondell LP"). Millennium also owns its interest in the Partnership through two wholly-owned subsidiaries, Millennium Petrochemicals GP LLC ("Millennium GP") and Millennium Petrochemicals LP LLC ("Millennium LP").

The Partnership owns and operates the petrochemical and polymer businesses contributed by Millennium and Lyondell (the "Contributed Business"). The assets of the Partnership consist of 15 manufacturing facilities on the U.S. Gulf Coast and in the U.S. Midwest. The petrochemical segment produces products including ethylene, propylene, ethyl alcohol, butadiene, aromatics and methyl tertiary butyl ether ("MTBE"). These products are used primarily in the production of other chemicals and products, including polymers, for sales to customers throughout the U.S. The petrochemicals segment also includes sales of methanol produced by Lyondell Methanol LP ("Lyondell Methanol"), which is owned 75% by Lyondell and is operated by the Partnership. The polymers segment produces products that include polyethylene (high-density, low-density and linear low-density), and polypropylene, which are used in the production of a wide variety of consumer and industrial products.

On March 20, 1998 Equistar announced Occidental Petroleum Corporation would be joining the Partnership. The ownership percentages of Equistar will now be Lyondell (41%), Millennium (29.5%) and Occidental (29.5%).

Millennium contributed to the Partnership substantially all of the net assets and operations comprising its petrochemicals and polymers segments. Millennium retained $250,000 of the accounts receivable of the Contributed Business.

The accompanying financial statements include the results of operations and cash flows, for the eleven months ended November 30, 1997, of the petrochemicals and polymers businesses currently owned by Millennium that were contributed to the Partnership ("Contributed Business"). Consequently, the results of operations and the cash flows may not accurately reflect what may have been reported had the Contributed Business been a separate, stand-alone entity or operated as a part of the Partnership.



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MILLENNIUM CONTRIBUTED BUSINESS

NOTES TO FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition. Revenue from product sales is generally recognized upon shipment of product to the customer.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Environmental Remediation Cost. Environmental remediation costs are expensed or capitalized in accordance with generally accepted accounting principles. In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP 96-1"), "Environmental Remediation Liabilities," which establishes new accounting and reporting standards for the recognition and disclosure of environmental remediation liabilities. The adoption of SOP 96-1 in 1997 did not have a material impact on the results of operations.

Goodwill. Goodwill is being amortized using the straight-line method over forty years. Management periodically reviews goodwill for impairment based on the anticipated future cash flows attributable to the related operations. Expected cash flows, on an undiscounted basis, are compared to the carrying value of the tangible and intangible assets, and if impairment is indicated, the carrying value of goodwill, and if necessary other related assets, is adjusted. Management believes that no impairment exists at November 30, 1997.

Research and Development. The cost of research and development efforts is expensed as incurred. Such costs aggregated $15,709 for the eleven month period ended November 30, 1997.

Exchanges. Finished product exchange transactions, which are of a homogenous nature of commodities in the same line of business and do not require payment or receipt of cash, are not accounted for as purchases or sales. Any resulting volumetric exchange balances are accounted for as inventory in accordance with the normal LIFO valuation policy. Exchanges settled through payment and receipt of cash are accounted for as purchases and sales.

Income Taxes. Earnings of the Contributed Business have been included in the consolidated federal income tax return filed by its ultimate U.S. parent, Millennium America Holdings Inc. Pursuant to an informal tax allocation agreement, income taxes have been allocated to the Contributed Business based on applicable statutory rates applied to the taxable earnings generated by such business. State income tax was the primary difference between the effective tax rates and the federal statutory rate.





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MILLENNIUM CONTRIBUTED BUSINESS

NOTES TO FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


As part of the transactions to consummate the Partnership, Millennium entered into tax sharing and indemnification agreements with the Partnership in which Millennium generally agreed to indemnify the Partnership for income tax liabilities attributable to periods when the operations of the Contributed Business were included in the consolidated tax return of Millennium. The Partnership is not subject to federal income taxes as income is reportable directly by the individual partners; therefore, going forward there will be no provision for income taxes in the partnership's financial statements.


NOTE 3 -- RELATED PARTY TRANSACTIONS

Millennium provided certain corporate, general and administrative services to the Contributed Business, including legal, financial, tax, risk management and employee benefits services. Charges for these services are included in selling and administration expenses. The Contributed Business also sells ethylene to an affiliated business unit of Millennium for the manufacture of vinyl acetate monomer. These sales are reflected at market price and have been included in the accompanying income statement. All significant intercompany accounts and transactions within the Contributed Business have been eliminated. Millennium provides the Partnership with certain operational services, including waste water treatment and barge dock access. The Partnership provides certain general and administrative services to Millennium, including materials management, certain utilities, office space, health, safety and environmental services and computer services. The Partnership has also controlled certain cash receipts and disbursements received or made by the Contributed Business.


NOTE 4 -- COMMITMENTS AND CONTINGENCIES

The Contributed Business is subject, among other things, to several proceedings under the Federal Comprehensive Environmental Response Compensation and Liability Act and other federal and state statutes. These proceedings are in various stages ranging from initial investigation to active settlement negotiations to implementation of clean-up remediation of sites. Additionally, Millennium and/or its subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business including those relating to commercial transactions and product liability with respect to the Contributed Business.



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MILLENNIUM CONTRIBUTED BUSINESS

NOTES TO FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


As part of the transactions to consummate the Partnership, Millennium agreed to indemnify the Partnership for any present or future liabilities arising within a seven year period after the consummation of the Partnership which are attributable to the Contributed Business' operations prior to the Partnership's formation in excess of $7,000.

The Contributed Business has various contractual obligations to purchase raw materials used in its production of polyethylene. Commitments to purchase ethylene used in the production of polyethylene are based on market prices and expire from 1997 to 2001.


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